UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2005

GMH COMMUNITIES TRUST

(Exact name of registrant as specified in charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073
(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 28, 2005, GMH Communities Trust (the “Trust”) and GMH Communities, LP (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with an underwriting syndicate led by Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the “Underwriters”) in connection with the sale of 8,100,000 (the “Firm Shares”) of the Trust’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), to the Underwriters in connection with the public offering of these securities.  The Trust has also granted to the Underwriters an option to purchase up to 1,215,000 additional Common Shares (collectively with the “Firm Shares,” the “Shares”) to cover over-allotments, if any.  The offering of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-11 (File No. 333-128081) and a Registration Statement on Form S-11 filed under Rule 462(b) (File No. 333-128664), filed with the Securities and Exchange Commission pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated September 28, 2005, by and among GMH Communities Trust, GMH Communities, LP, and an underwriting syndicate led by Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2005

GMH COMMUNITIES TRUST

	By:	/s/ JOSEPH M. MACCHIONE
	Name:	Joseph M. Macchione
	Title:	SVP, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

1.1

Underwriting Agreement, dated September 28, 2005, by and among GMH Communities Trust, GMH Communities, LP, and an underwriting syndicate led by Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.